Exhibit 10.1
[Execution Version]
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     This Amendment No. 1 to Credit Agreement, dated as of June 7, 2011, (this “Amendment”), is entered into by BASIC ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), a Swing Line Lender and L/C Issuer.
INTRODUCTION
     Reference is made to the Credit Agreement dated as of February 15, 2011 (as modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent.
     The Borrower has notified the Administrative Agent and the Lenders that the Borrower wishes to acquire all of the outstanding equity of (i) Maverick Stimulation Company, LLC, (ii) Maverick Coil Tubing Services, LLC, (iii) MCM Holdings, LLC, (iv) Maverick Thru-Tubing, LLC, (v) The Maverick Companies, (vi) Maverick Solutions, LLC and (vii) MSM Leasing, LLC pursuant to a letter of intent dated as of June 1, 2011 and a form of Purchase and Sale Agreement as contemplated therein (the “Proposed Acquisition”).
     In connection with the Proposed Acquisition, the Borrower has requested, and the Lenders and the Administrative Agent have agreed, to make certain amendments to, and waive certain requirements of, the Credit Agreement as set forth herein.
     THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:
     Section 1. Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
     Section 2. Amendment of Credit Agreement.
     (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition after the definition of “Pro Forma Basis”:
          “Proposed Acquisition” means the acquisition by the Borrower of all of the outstanding equity of Maverick Stimulation Company, LLC, (ii) Maverick Coil Tubing Services, LLC, (iii) MCM Holdings, LLC, (iv) Maverick Thru-Tubing, LLC, (v) The Maverick Companies, (vi) Maverick Solutions, LLC and (vii) MSM Leasing, LLC pursuant to a letter of intent dated as of June 1, 2011 and a form of Purchase and Sale Agreement as contemplated therein.

     (b) Section 2.14(a) of the Credit Agreement is hereby amended by deleting such clause (a) in its entirety and replacing it with the following:
          (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments to an amount up to but not exceeding (giving effect to all such increases) $300,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $15,000,000, and (ii) the Borrower may make a maximum of four (4) such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
     (c) Section 2.14(c) of the Credit Agreement is hereby amended by deleting such clause (c) in its entirety and replacing it with the following:
(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. Subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lenders (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel, which invitation may be made concurrently with the notice required by Section 2.14(a).
     (d) Section 7.02 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (k) thereof, replacing the period at the end of clause (l) thereof with “; and”, and inserting the following clause (m) at the end of such Section 7.02:
          (m) unsecured Indebtedness in an aggregate principal amount not to exceed $250,000,000 issued by the Borrower or any of its Subsidiaries on a single issuance date and any refinancings, refundings, renewals or extensions thereof; provided that (i) the proceeds of such Indebtedness are utilized (A) if the Proposed Acquisition is consummated, for the purpose of financing the Proposed Acquisition, paying fees and expenses incurred with respect thereto, and for general corporate purposes or (B) if the Proposed Acquisition is not consummated, for the purpose of refinancing existing Indebtedness of the Borrower and its Subsidiaries and for general corporate purposes, (ii) immediately prior to and after giving effect to the issuance of such Indebtedness, there would be no Default under this Agreement, (iii) such Indebtedness’ scheduled maturity is no earlier than twelve (12) months after the Maturity Date, (iv) such Indebtedness does not require any scheduled repayments, defeasance or redemption (or sinking fund therefor) of any principal amount thereof prior to maturity, (v) no indenture or other agreement governing such Indebtedness contains (A) maintenance financial covenants or (B) covenants or events of default that are more restrictive in any material respect on the Borrower or any of its Subsidiaries than those contained in the 2019 Senior Notes Documents, and (vi) with respect to any refinancings, refundings, renewals or extensions thereof; (x) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, or extension and (y) the terms of such refinancing, refunding, renewing, or extending Indebtedness satisfy the requirements of this Section 7.02(m);
     (e) Section 7.09 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
          7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on its property to secure the Obligations; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.
     (f) Section 7.12 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
          7.12 Capital Expenditures. Make or become legally obligated to make (without duplication) any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and it Subsidiaries during each fiscal year, $130,000,000; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, (a) up to 50% of any unused amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year (such amount, the “CapEx Rollover Amount”); and provided, further, if a CapEx Rollover Amount is so carried over, it will be deemed used in the immediately succeeding fiscal year before the amount set forth opposite for such fiscal year above and (b) for any fiscal year, the amount of Capital Expenditures that would otherwise be permitted in such fiscal year pursuant to this Section 7.12 (including as a result of the application of any CapEx Rollover Amount) may be increased by an amount not to exceed $25,000,000 of the scheduled amount permitted for the immediately succeeding fiscal year (the “CapEx Pull-Forward Amount”), provided that the actual CapEx Pull-Forward Amount in respect of any such fiscal year shall reduce, on a dollar-for-dollar basis, the amount of Capital Expenditures that are permitted to be made in the immediately succeeding fiscal year.

     (g) Section 7.15 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
          7.15 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled payments of Indebtedness set forth on Schedule 7.02, (c) refinancings, refundings, extensions or renewals of Indebtedness to the extent such refinancing, refunding, extension or renewal is permitted by Sections 7.02(d), 7.02(g) or 7.02(m), and (d) the conversion to or exchange for Equity Interests of convertible or exchangeable debt securities permitted under Sections 7.02(d), 7.02(g) and 7.02(m), and customary payments in cash in lieu of fractional shares in connection therewith.
     Section 3. Waiver. In addition to the foregoing amendments, the Borrower has requested that the Administrative Agent and the Lenders waive certain requirements set forth in the Credit Agreement with respect to the Proposed Acquisition. The Administrative Agent and the Lenders hereby waive the maximum pro forma Consolidated Leverage Ratio requirement set forth in clause (c)(i) of the definition of “Permitted Acquisition” in the Credit Agreement solely with respect to the Proposed Acquisition, and acknowledge and agree that the Proposed Acquisition shall constitute a “Permitted Acquisition” so long as the other requirements set forth in the definition of Permitted Acquisition are satisfied. This waiver is limited to the extent described herein and shall not be construed to be a waiver of any other terms of the Credit Agreement or any other Loan Document.
     Section 4. Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery, and performance of this Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors’ rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Security Documents are valid and subsisting.
     Section 5. Effect on Credit Documents. Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Administrative Agent’s or any Lender’s rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.
     Section 6. Effectiveness. This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein, upon the satisfaction of the following conditions:
     (a) the Administrative Agent (or its counsel) shall have received (i) counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments and waiver contemplated hereby; and
     (b) the Administrative Agent shall have received, or shall concurrently receive (i) for the account of each Lender that has delivered an executed counterpart of this Amendment to the Administrative Agent (or its counsel) by 12:00 p.m. (Central time) on June 6, 2011, a consent fee equal to 12.5 basis points on the amount of such executing Lender’s Commitment then in effect and (ii) for the account of the applicable Person, payment of all other fees payable in connection with this Amendment.
     Section 7. Reaffirmation of Guaranty. By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower’s obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.
     Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     Section 9. Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier or other electronic imaging means.
     Section 10. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature pages follows.]

     EXECUTED as of the first date above written.

BASIC ENERGY SERVICES, INC.
By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
President and Chief Executive Officer

Signature Page to Amendment No. 1 to Credit Agreement

BASIC ENERGY SERVICES GP, LLC
ACID SERVICES, LLC
ADMIRAL WELL SERVICE, INC.
BASIC MARINE SERVICES, INC.
CHAPARRAL SERVICE, INC.
JETSTAR ENERGY SERVICES, INC.
JETSTAR HOLDINGS, INC.
JS ACQUISITION LLC
PERMIAN PLAZA, LLC
PLATINUM PRESSURE SERVICES, INC.
SLEDGE DRILLING CORP.
WILDHORSE SERVICES, INC.
XTERRA FISHING & RENTAL TOOLS CO.

By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
President and Chief Executive Officer

BASIC ENERGY SERVICES LP, LLC, as a Guarantor
By:	/s/ Jerry Tufly
Jerry Tufly
Sole Manager

Signature Page to Amendment No. 1 to Credit Agreement

BASIC ENERGY SERVICES, L.P.
By:	BASIC ENERGY SERVICES GP,
LLC, its General Partner

By:	BASIC ENERGY SERVICES,
INC., its Sole Member

By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
President

BASIC ESA, INC. FIRST ENERGY SERVICES COMPANY GLOBE WELL SERVICE, INC. HENNESSEY RENTAL TOOLS, INC. LEBUS OIL FIELD SERVICE CO. OILWELL FRACTURING SERVICES, INC. SCH DISPOSAL, L.L.C.

By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
President

TAYLOR INDUSTRIES, LLC
By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
Chief Executive Officer
Signature Page to Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Michelle D. Diggs
	Name:	Michelle D. Diggs
	Title:	Agency Management Officer
Signature Page to Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Julie Castano
	Name:	Julie Castano
	Title:	Vice President
Signature Page to Amendment No. 1 to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Bobby Hamilton
	Name:	Bobby Hamilton
	Title:	Vice President
Signature Page to Amendment No. 1 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Donald W. Herrick, Jr.
	Name:	Donald W. Herrick, Jr.
	Title:	Director

Signature Page to Amendment No. 1 to Credit Agreement

AMEGY BANK, N.A.
By:	/s/ G. Scott Collins
	Name:	G. Scott Collins
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

COMERICA BANK
By:	/s/ Gary Culbertson
	Name:	Gary Culbertson
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement